SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 07/31/2005
File number 811-5686
Series No.: 7

72DD.    1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                          $12,245
         2.   Dividends for a second class of open-end company shares (000's
              Omitted)
              Class B                          $ 2,354
              Class C                          $   759
              Investor Class                   $ 7,566

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                          000.3670
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                          000.3070
              Class C                          000.3070
              Investor Class                   000.3790

74U.      1.  Number of shares outstanding (000's Omitted)
              Class A                           32,231
          2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                            6,742
              Class C                            2,339
              Investor Class                    19,699

74V.      1.  Net asset value per share (to nearest cent)
              Class A                            $8.16
          2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                            $8.17
              Class C                            $8.16
              Investor Class                     $8.17